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                                                                    EXHIBIT 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 26, 1999, accompanying the financial statements and schedule of SRI/Surgical Express, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


Tampa, Florida                                      /S/ GRANT THORNTON LLP
August 8, 2001                                      ----------------------------
                                                    GRANT THORNTON LLP